UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

PEERSTREAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

122 East 42nd Street, New York, NY	10168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 30, 2019, Judy Krandel announced that she would be resigning from her position as the Chief Financial Officer of PeerStream, Inc. (the “Company”), effective May 6, 2019. Following Ms. Krandel’s resignation, Alexander Harrington, the Company’s Chief Executive Officer, has assumed the role of principal financial officer of the Company while the Company searches for a permanent replacement Chief Financial Officer. Concurrent with the announcement of Ms. Krandel’s resignation, we entered into a Consulting Agreement with Ms. Krandel (the “Consulting Agreement”), effective May 6, 2019, pursuant to which Ms. Krandel has agreed to perform certain transitional services for the Company as a Senior Business Development consultant.

Pursuant to the terms of the Consulting Agreement, on May 7, 2019, the Company and Ms. Krandel (i) entered into an option cancellation and release agreement (the “Cancellation Agreement”), pursuant to which the Company canceled Ms. Krandel’s option award agreement, dated November 15, 2016, related to the award of a stock option representing the right to purchase 142,857 shares of common stock (the “Cancelled Option”) and (ii) entered into a revised option agreement granting Ms. Krandel a stock option representing the right to purchase up to 142,857 shares of common stock at an exercise price equal to $3.55 per share (the “Revised Option Agreement”). The stock option subject to the Revised Option Agreement vests: (i) 50% on the date of grant, (ii) 25% on May 15, 2019 and (iii) 25% in 12 equal installments on the 15th day of each month, with the first tranche vesting on June 15, 2019 and the last tranche vesting on May 15, 2020. Pursuant to the Cancellation Agreement, Ms. Krandel generally released all claims against the Company related to her right to acquire shares of the Company’s common stock pursuant to the Cancelled Option.

The foregoing description of the Consulting Agreement and the Revised Option Agreement do not purport to be complete and are qualified in their entirety by reference to the Consulting Agreement, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on April 30, 2019 by the Company with the Securities and Exchange Commission (the “SEC”), and the Form of Nonqualified Stock Option Agreement awarded under the PeerStream, Inc. 2016 Long-Term Incentive Plan, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 11, 2016 by the Company with the SEC, respectively. The foregoing description of the Cancellation Agreement does not purport to be complete and is qualified in its entirety by reference to the Cancellation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Option Cancellation and Release Agreement, dated May 7, 2019, by and between PeerStream, Inc. and Judy Krandel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERSTREAM, INC.

Date:	May 8, 2019	By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer

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